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                                                                    EXHIBIT 23.1
                       [SALOMON SMITH BARNEY LETTERHEAD]

                     CONSENT OF SALOMON SMITH BARNEY INC.
                     -------------------------------------

     We hereby consent to the use of our name and to the description of our opinion letter, dated November 4, 1999, under the captions "Summary," "The Merger--Background of the Merger" and "The Merger--Opinion of EnergyNorth's Financial Advisor" in, and to the inclusion of such opinion letter as Annex B to, the Proxy Statement/Prospectus of EnergyNorth, Inc., which Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Eastern Enterprises. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                 SALOMON SMITH BARNEY INC.

New York, New York
January 28, 2000